Exhibit 99.2

5929 Baker Road, Suite 475	Phone: 952.564.3500
Minneapolis, MN 55345	Fax: 952.974.7887
Wireless Ronin Welcomes Jane Johnson as SVP, Sales and Marketing
MINNEAPOLIS – November 2, 2011 – Wireless Ronin Technologies, Inc. (NASDAQ: RNIN), a Minneapolis-based marketing technologies solutions provider, welcomes Jane Johnson as Senior Vice President, Sales and Marketing to lead initiatives to further build out our marketing technology platform.
“Jane’s professional background and skills fit perfectly with Wireless Ronin’s transition to a marketing technologies company,” said president and CEO, Scott Koller of Wireless Ronin. “Jane brings a substantial marketing background to Wireless Ronin, helping bridge the gap that some customers find between information technology and marketing functions. Jane will also work with our partners, including our newest relationship with Keyser Retail Solutions where we are jointly providing marketing strategy and technology solutions to the quick-serve restaurant industry to enhance the customer experience.”
Prior to joining Wireless Ronin, Jane Johnson spent 16 years at FICO (formerly Fair Isaac Corporation), serving in multiple leadership roles including Vice President of Marketing Services Delivery and most recently as Vice President of Retail/CBG and Healthcare Industry Practices. In her Industry Practices leadership role which she held from 2008 to 2011, Jane was responsible for all sales, account management, marketing and product development for her assigned industries. From 1986 to 1995, Jane also held management positions of progressive responsibility at Carlson Marketing Group in the Loyalty Division in marketing and operations, guiding efforts to improve customer loyalty and overall customer profitability for clients.
“I’m excited to join Wireless Ronin at a time when the company is extending its reach into new marketing technologies that will serve our current primary industry verticals of food service, automotive and retail,” said Ms. Johnson. “Opportunities lie ahead for Wireless Ronin and I look forward to helping our customers more completely visualize the way in which Wireless Ronin’s digital technologies positively impact our customers’ marketing programs.”
About Wireless Ronin Technologies
Wireless Ronin Technologies (WRT) (www.wirelessronin.com) is a marketing technologies company with leading expertise in current and emerging digital media solutions, including signage, interactive kiosks, mobile, social media and web, that enable clients to transform how they engage with their customers.  WRT provides marketing technology solutions and services to clients, helping increase revenue and/or improve operating efficiencies in the execution of marketing initiatives. Since the initial launch of RoninCast® digital signage software in 2003, WRT has led the digital signage industry by providing cutting-edge technology, services and support to its clients.  WRT offers an array of services to support its clients’ marketing technology needs including consulting, creative development, project management, installation, training, and support and hosting.  The company’s common stock trades on the NASDAQ Capital Market under the symbol “RNIN”. Follow us on http://twitter.com/#!/wirelessronin. Like us on Facebook under Wireless Ronin Technologies, Inc.
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Forward-Looking Statements
This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s expectations regarding continued operating improvement and other matters and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: estimates of future expenses, revenue and profitability; the pace at which the company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the risk factors section of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2011.
Media Contacts
Jane Johnson
SVP, Sales and Marketing
jjohnson@wirelessronin.com
952.564.3554
Erin E. Haugerud
Manager of Communications and Investor Relations
ehaugerud@wirelessronin.com
952.564.3535